Report of Independent Accountants
CitiStreet Funds, Inc. / December 31, 2001

To the Board of Directors and Shareholders
CitiStreet Funds, Inc.:

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of International Stock Fund, Small Company Stock Fund, Large Company Stock Fund and Diversified Bond Fund, portfolios of CitiStreet Funds, Inc. (the Company, formerly American Odyssey Funds, Inc.), as of December 31, 2001, and the related statements of operations for the year then ended, and the statements of changes in net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the three-year period then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of International Stock Fund, Small Company Stock Fund, Large Company Stock Fund and Diversified Bond Fund, as of December 31, 2001, and the results of their operations, changes in their net assets and financial highlights for the years identified above in conformity with auditing standards generally accepted in the United States of America.




Boston, Massachusetts
February 8, 2002